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                                                                    EXHIBIT 10.1


                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") dated as of July 22, 1999, is to the Purchase and Sale Agreement, dated as of November 25, 1997 (the "Purchase Agreement") between SPIRIT OF AMERICA NATIONAL BANK., a national banking association ("Spirit"), as Seller, and CHARMING SHOPPES RECEIVABLES CORP. ("CSRC"), as Purchaser. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Purchase Agreement.

                              W I T N E S S E T H:

         WHEREAS, Spirit and CSRC have entered into the Purchase Agreement pursuant to which Spirit transfers Receivables to CSRC from time to time;

         WHEREAS, CSRC is a party to the Pooling and Servicing Agreement pursuant to which CSRC transfers Receivables to the Trust from time to time and Spirit acts as Servicer; and

         WHEREAS, Spirit and CSRC desire to amend the Purchase Agreement to modify the calculation of the purchase price paid by CSRC for the Receivables transferred thereunder and to make certain other changes to reflect the assignment of the servicing duties under the Pooling and Servicing Agreement by Spirit to Spirit of America, Inc. ("Spirit, Inc.").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amendments. (a) Section 3.1(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows::

                  "(b) The purchase price (the "the Purchase Price") for each Receivable (and the Related Assets with respect thereto) Conveyed to the Purchaser after the Effective Date shall equal a specified percentage (the "Specified Percentage") of the Outstanding Balance of such Receivable. Initially, the Specified Percentage will equal 102%. Periodically, the Purchaser and the Seller may change the Specified Percentage to any percentage upon which they agree in writing; provided that (i) any such change to the Specified Percentage shall be based upon changes in historical losses on the Receivables and the Purchaser's costs of funds, and (ii) the Specified Percentage shall never be less than 100%. The Purchaser shall remit the Purchase Price for Receivables (and their Related Assets) Conveyed on each day, plus any deferred Purchase Price for Receivables (other than Existing Assets) Conveyed on any prior day and their Related Assets, to the Seller on a daily basis, to the extent the Purchaser has cash available therefor. The Purchaser will draw on all resources available to it, including Collections allocable to it and amounts available to be drawn under any liquidity facilities, to remit the Purchase Price in full on each day. On each Distribution Date after the Effective Date, the Purchaser and the Seller shall settle as to any remaining Purchase Price or adjustments



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         thereto for Receivables and Related Assets (other than Existing Assets)
         Conveyed during the related Due Period. Prior to each Distribution
         Date, the Purchaser and the Seller shall determine (x) the aggregate amount of conveyances made during the related Due Period, (y) the aggregate Purchase Price for Receivables and Related Assets Conveyed during that Due Period, and (z) the aggregate amount of payments in respect of such Purchase Price that have been previously made by the Purchaser.

                  (c) Any portion of the Purchase Price for Receivables and Related Assets Conveyed during any Due Period that is not paid under subsection (b) above on the day on which such Receivables are Conveyed shall be treated as deferred Purchase Price and shall be payable from time to time as provided in subsection (b). The Purchaser shall pay interest on the deferred Purchase Price outstanding from time to time under this Agreement at a variable rate per annum equal to the rate of interest published in the Wall Street Journal as the "prime rate" as of the last Business Day of the most recent Due Period. Such interest shall be computed on the basis of the actual number of days elapsed and a 365-day year and shall be paid as provided in subsection (b).

                  For administrative convenience, interest on such deferred Purchase Price and on any loans described in Section 3.3 shall be calculated on the following basis. On each Distribution Date, the Purchaser and the Seller shall determine whether, after giving effect to subsection (b), any deferred Purchase Price is outstanding with respect to Receivables Conveyed during the related (or any earlier) Due Period and their Related Assets and whether there is any loan outstanding from the Purchaser to the Seller. Any such outstanding deferred Purchase Price or outstanding loan is referred to below as an "Intercompany Balance". The Purchaser and Seller will then determine the arithmetic mean of the Intercompany Balances on that and the immediately preceding Distribution Date (or on such Distribution Date and the Effective Date, in the case of the first Distribution Date), treating any deferred Purchase Price as a positive number and any loan as a negative number for purposes of this calculation. If such arithmetic mean is a positive number, then the amount of deferred Purchase Price outstanding on each day during the related Due Period shall be deemed (solely for purposes of calculating interest) to have equaled such positive number (and the amount of loans outstanding on each day during such Due Period shall be deemed to have been zero). Conversely, if such arithmetic mean is a negative number, then the principal amount of the loan outstanding on each day during the related Due Period shall be deemed (solely for purposes of calculating interest) to have equaled the absolute value of such negative number (and the amount of deferred Purchase Price outstanding on each day during such Due Period shall be deemed to have been zero)."

         (d) Section 3.2 of the Purchase Agreement is hereby amended by deleting each reference to the phrase "and Deferred Originator Payments" from paragraphs
(a) and (b) thereof.

         (e) Section 7.14 of the Purchase Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting the following therefor:


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         "The Seller hereby acknowledges and agrees that it has no claim to or interest in either of the Collection Account or any Series Account."

         SECTION 2. Acknowledgment. Each of Spirit and CSRC hereby acknowledge and agree that from and after the Amendment Date (defined below) (x) Spirit Inc. shall be the Servicer under the Pooling and Servicing Agreement and (y) notwithstanding anything to the contrary set forth in Section 7.4 of the Purchase Agreement, all notices required to be given to the Servicer under the Purchase Agreement shall be sent to Spirit of America, Inc., c/o Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: General Counsel.

         SECTION 3. Amendment Date. This Amendment shall become effective upon the date (the "Amendment Date") on which (x) Spirit shall have received executed counterpart signatures pages of this Amendment from each of the parties hereto,
(y) all conditions to the effectiveness of this Amendment pursuant to Section
7.1 of the Purchase Agreement shall have been satisfied and (z) the First Amendment dated as of the date hereof to the Pooling and Servicing Agreement shall have become effective.

         SECTION 4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 5. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

         SECTION 6. Ratification of the Purchase Agreement and Security Agreement. (a) Each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and references to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith, shall, in each case, mean and be a reference to the Purchase Agreement as amended hereby. Except as otherwise amended by this Amendment, the Purchase Agreement shall continue in full force and effect and is hereby ratified and confirmed.

         (b) Spirit hereby confirms that the Security Agreement is and shall continue to be in full force and effect after giving effect to this Amendment, and the issuance of any new Series (including the Certificate Series being issued contemporaneously with the execution hereof) shall not impair or otherwise affect the Security Agreement. The Security Agreement is hereby ratified and confirmed.




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         SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



























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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                         SPIRIT OF AMERICA NATIONAL BANK



                                         By: /s/ Kirk R. Simme
                                            -----------------------------------
                                         Name:  Kirk R. Simme
                                         Title: President



                                         CHARMING SHOPPES RECEIVABLES CORP.



                                         By: /s/ Eric M. Specter
                                            -----------------------------------
                                         Name:  Eric M. Specter
                                         Title: Vice President















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